Exhibit 13.3

[Display art Images]

Marilyn

Double Mickey

Mick Jagger

Exclusive Collection by Andy Warhol Coming Soon

Join the waitlist today at freeport.app

Freeport

An affiliate of Freeport is anticipating making an offering of securities under Tier 2 of Regulation A. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy securities can be accepted, and no part of the purchase price can be received, until an offering statement filed with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification by the SEC or as stated in the offering materials relating to an investment opportunity, as applicable. An indication of interest involves no obligation or commitment of any kind. View offering circular.

Freeport Instagram/Facebook Visuals + Copy

Primary Text:

1.	Invest in the world’s rarest art
2.	The Warhol Collection waitlist is live
3.	Exclusive offerings starting at $250
4.	Fractional art made simple

Headline:

1.	The Warhol Collection Waitlist is Now Open
2.	Collect rare art, together
3.	Join art’s newest collector community
4.	Collect art like the 1%

Images:


Exclusive
Collection by
Andy Warhol
Coming Soon

Create Share

Warhols 1

Approved Web View

Date Created
February 02, 2023

Shareable
Yes

Public Profile
Freeport
Ownership for All

Headline
Collect the world's rarest art

Call To Action
More

URL
https://freeport.app

Auto Fill
No

Smart Prefetching
No

Preview on your phone

Expires in 7 days


freeport
A new way to
invest in fine art
Visit freeport.app for disclosures


freeport
Be more than an observer
Become a collector
Visit freeport.app for disclosures


Out of the gallery.
Into your collection.
Visit freeport.app for disclosures


freeport
Unattainable art, now within reach
Visit freeport.app for disclosures



Invest in the world's rarest fine art

Freeport gives you access to exclusive fine art investments backed by blue chip masterpieces. Buy, sell and collect with our global community.

Request Invite

Warhols coming soon | From Under $250

Launching 2023

Introducing our iconic collection of Warhols



Andy Warhol

Limited Availability

Marilyn (1967)

Perhaps the most famous and recognizable subject of Andy Warhol's works, this classically elegant Marilyn is a 36"x36" screen print that was signed by the artist in pencil and stamped with edition #81/250 on the reverse. It was sourced from the collection of legendary Warhol superstar, Jane Holzer.

Starting at $600 per lot. 1,000 lots in total.

Join the waitlist →

Andy Warhol

Limited Availability

Double Mickey (1981)

Double Mickey is an exceedingly rare 30 ½" x 43" screen print in color with scintillating diamond dust on Arches 88 paper. Number 3 of 25 ever produced, with each print in the series presenting uniquely based on its colorway. Signed and numbered on the reverse. Sourced from the collection of Michael Haber.

Starting at $860 per lot. 1,000 lots available.

Join the waitlist →

Andy Warhol

Unique Edition

Mick Jagger (1975)

This Mick Jagger is a 43 ½" x 29" screen print on Arches Aquarelle paper, with exceptionally strong signatures by both Andy Warhol on the lower right and by the iconic Mick Jagger on the lower left. It is an unusually rare unique limited edition separate from the original 250, with the words "Merry Christmas Bob Dennison" written on the reverse. It was gifted directly from Bob Dennison to Jane Holzer, from whom it was sourced.

Starting at $250 per lot. 1,000 lots available.

Join the waitlist →

Launching soon
Stay up to date

Waitlist members will be the first to access the initial collection of five offerings, including Rebel Without a Cause and Shoes, by Andy Warhol. More details will be released directly to waitlist members closer to launch.

1,000 lots available per piece.

Join the waitlist and **follow us on Twitter** for updates.

How it works

Art investing made simple

Freeport is a secure and easy way to gain exposure to fine art through tokenized offerings

Exclusive art

Pieces are sourced from private collections with a unique provenance

Fully compliant

Investments are SEC qualified before offerings open

Tokenized

Tokens will live on the Ethereum blockchain

3D Display

Customize and share your gallery with other community members


Marilyn Monroe
by Andy Warhol
gallery.freeport.app

As seen on

By the numbers

Performance vs. stock market

Since January 2000 the Artprice100© has consistently outperformed the S&P, especially during down markets

Past performance does not guarantee future results


S&P 500
Artprice100©
600%
400%
200%
0%
2000
2005
2010
2015
2020

8.9%

Annualized returns

+40.4%

Over S&P500 returns

134%

Warhol prices fetched at auction vs estimate

Request an invite

Reserve your place on the waitlist and stay up to date with the latest news, announcements, and articles.

Enter your email

Join the Waitlist

See how we use your data in our privacy policy

freeport

Ownership for all™

Product

Gallery

About

Resources

Blog

Privacy

Terms

Company

Team

Contact

Jobs

An affiliate of Freeport is anticipating making an offering of securities under Tier 2 of Regulation A. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy securities can be accepted, and no part of the purchase price can be received, until an offering statement filed with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification by the SEC or as stated in the offering materials relating to an investment opportunity, as applicable. An indication of interest involves no obligation or commitment of any kind. View offering circular.


Freeport
Sponsored
Now you can invest with the 1%.
Exclusive fine art is no longer reserved for the uber rich. The Warhol collection starts under $250.
Start Now


Freeport
Sponsored
Now you can invest with the 1%.
Exclusive fine art is no longer reserved for the uber rich. The Warhol collection starts at $250.
Shop Now


Freeport
Sponsored
Let your investments work for you.
A new generation is benefiting from fine art returns. The Warhol collection starts at $250.
Start Now


Freeport
Sponsored
Art for a more sophisticated generation.
Help beat back inflation with blue chip fine art. The Warhol collection starts under $250.
Learn More


Freeport
Sponsored
Now you can invest with the 1%.
Exclusive fine art is no longer reserved for the uber rich. The Warhol collection starts at $250.
Learn More


Freeport
Sponsored
How old money grows wealth in down markets.
Blue chip art can act as a hedge against inflation. Exclusive offerings start at $250.
Start Now


Freeport
Sponsored
Dream homes don't have to remain dreams.
Blue chip fine art historically outperforms stocks. Access our iconic Warhol collection for under $250.
Learn More


Freeport
Sponsored
The Warhol Collection waitlist is now open.
Our iconic Warhol collection - including Mick Jagger, Marilyn, and Mickey - starts under $250.
Learn More

Freeport @freeport_app
Our iconic collection of works by Warhol is coming soon. Swipe to see more.


KEY
860

nond


REBEL WITHOUT A CAUSE
BY ANDY WARHOL
STARTING UNDER $200
VISIT FREEPORT.APP FOR DISCLOSURES

freeport.app
The iconic James Dean in a vibrant red 🚙

1 2

Promoted

Freeport @freeport_app

Our iconic collection of works by Warhol is coming soon. Swipe to see more.



ick


DOUBLE MICKEY
BY ANDY WARHOL
STARTING UNDER $860
VISIT FREEPORT.APP FOR DISCLOSURES

freeport.app

Rare #3/85 with stunning diamond dust 💎

1 2

Promoted

Freeport @freeport_app

Our iconic collection of works by Warhol is coming soon. Swipe to see more.


JOIN THE
WAITLIST TODAY
STARTING UNDER $600
VISIT FREEPORT.APP FOR DISCLOSURES

freeport.app

Sourced from an incredible private collection 🔒

1 2

Promoted

Freeport @freeport_app

Our iconic collection of works by Warhol is coming soon. Swipe to see more.



ivate


MICK JAGGER
BY ANDY WARHOL
STARTING UNDER $250
VISIT FREEPORT.APP FOR DISCLOSURES

freeport.app

Signed by both Warhol and Mick Jagger 🎤

1 2